                                                                     EXHIBIT 4.5

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION, AND MAY NOT BE MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT.



                                PAXAR CORPORATION


                                                            Warrant to Subscribe
                                                               for 75,000 Shares


                        COMMON STOCK SUBSCRIPTION WARRANT



                                                         as of February 25, 1998


                         Not Transferable or Exercisable
                     Except Upon Conditions Herein Specified

                             Void after May 5, 1998

         THIS CERTIFIES that, for value received, BEAR, STEARNS INTERNATIONAL LIMITED, is entitled to subscribe for and purchase from PAXAR CORPORATION (the "Corporation"), a New York corporation, Seventy-Five Thousand (75,000) shares (subject to adjustment from time to time as hereinafter provided) of Common Stock, $0.10 par value (the "Common Stock") of the Corporation, at an exercise price of $6.662/3 per share (such price, subject to adjustment in accordance with Section 4 hereof, is hereinafter called the "Warrant Price"), at any time or from time to time on and after the date hereof up to and including May 5, 1998 (the period beginning on the date of this Warrant and ending on May 5, 1998 being hereinafter called the "Exercise Period"). This Warrant has been issued in substitution for and upon cancellation of the Common Stock Subscription Warrant, dated May 6, 1988, from International Imaging Materials, Inc., the predecessor in interest to the Corporation, to Norstar Bank, National Association, a predecessor in interest to the registered holder hereof.

                                    Section 1

                              Exercise of Warrants

         The rights represented by this Warrant may be exercised by the holder hereof, in whole at any time or in part from time to time during the Exercise Period, but not as to a fractional share of Common Stock, by the surrender of this Warrant (properly endorsed) at the office of the Corporation, at 105 Corporate Park Drive, White Plains, New York 10604 (or at such other agency or office of the Corporation in the United States of America as it may designate by notice in writing to the holder hereof at the address of such holder appearing on the books of the Corporation), together with a duly executed Notice of Exercise and payment to the Corporation of the Warrant Price in cash or by check for each share being purchased. In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the holder, shall be delivered to the holder hereof within a reasonable time not exceeding fifteen
(15) days after the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the holder hereof within such time. The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, and any applicable taxes was made, irrespective of the date of delivery of such certificate.

                                    Section 2

                          Covenants as to Common Stock

         The Corporation covenants and agrees that all shares of Common Stock which may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof. The Corporation further covenants and agrees that the Corporation will at all times have authorized and reserved, free from preemptive or other preferential rights, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant. The Corporation further covenants and agrees that if any shares of capital stock to be reserved for the purpose of the issuance of shares upon the exercise of this Warrant require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued or delivered upon exercise, then the Corporation will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be. If and so long as the Common Stock issuable upon the exercise of this Warrant is listed on any national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed on such exchange, upon official notice of issuance, all shares of such Common Stock issuable upon exercise of this Warrant.


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
                                    Section 3

                         Adjustment of Number of Shares

         Upon each adjustment of the Warrant Price as provided in Section 4, the holder of this Warrant shall thereafter be entitled to purchase, at the Warrant Price resulting from such adjustment, the number of shares (calculated to the nearest one hundredth of a share) obtained by multiplying the Warrant Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Price resulting from such adjustment.


                                    Section 4

                           Adjustment of Warrant Price

         The Warrant Price shall be subject to adjustment from time to time as follows:

                (i) If the Corporation shall at any time or from time to time during the Exercise Period issue shares of Common Stock other than Excluded Stock (as hereinafter defined) without consideration or for a consideration per share less than the Warrant Price in effect immediately prior to the issuance of such Common Stock, the Warrant Price in effect immediately prior to each such issuance shall forthwith (except as provided in this clause (i)) be adjusted to a price equal to the quotient obtained by dividing:

                           (A)      an amount equal to the sum of

                                    (x) the total number of shares of Common
                           Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and pursuant to clause (ii) below) immediately prior to such issuance multiplied by the Warrant Price in effect immediately prior to such issuance plus

                                    (y) the total consideration received by the
                           Corporation upon such issuance, by

                  (B) the total number of shares of Common Stock outstanding (including any shares of Common Stock deemed to have been issued pursuant to subdivision (3) of this clause (i) and to clause (ii) below) immediately after the issuance of such Common Stock.

For the purpose of any adjustment of the Warrant Price pursuant to this clause
(i), the following


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
provisions shall be applicable.

                         (1) In the case of the issuance of Common Stock for
                cash, the consideration shall be deemed to be the amount of cash paid therefor after deducting therefrom any discounts, commissions or other expenses allowed, paid or incurred by the Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                         (2) In the case of the issuance of Common Stock for a
                consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors of the Corporation, irrespective of the accounting treatment thereof; provided, however, that such fair market value as determined by the Board of Directors of the Corporation shall not exceed the aggregate Current Market Price (as hereinafter defined) of the shares of Common Stock being issued.

                         (3) In the case of the issuance of (i) options,
                warrants or other rights to purchase or subscribe for Common Stock, (ii) securities by their terms convertible into or exchangeable for Common Stock or (iii) options to purchase or rights to subscribe for such convertible or exchangeable securities:

                                  (A) the aggregate maximum number of shares of
                         Common Stock deliverable upon exercise of such options, warrants or other rights to purchase or subscribe for Common Stock shall be deemed to have been issued at the time such options, warrants or rights were issued and for a consideration equal to the consideration (determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such exercise), if any, received by the Corporation upon the issuance of such options or rights plus the minimum purchase price provided in such options or rights for the Common Stock covered thereby;

                                  (B) the aggregate maximum number of shares of
                         Common Stock deliverable upon conversion of or in exchange for any such convertible or exchangeable securities or upon the exercise of options, warrants or other rights to purchase or subscribe for such convertible or exchangeable securities and subsequent conversions or exchanges thereof shall be deemed to have been issued at the time such securities were issued or such options, warrants or rights were issued and for a consideration received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the additional consideration, if any, to be received by the Corporation upon the conversion or exchange of such securities or the exercise of any related options or rights


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
                         (the consideration in each case to be determined in the manner provided in subdivisions (1) and (2) above with the proviso in subdivision (2) being applied to the number of shares of Common Stock deliverable upon such conversion, exchange or exercise);

                                  (C) on any change in the number of shares of
                         Common Stock deliverable upon exercise of any such options, warrants or rights or conversion of or exchange for such convertible or exchangeable securities, other than a change resulting from the antidilution provisions thereof, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained had the adjustment made upon the issuance of such options, warrants, rights or securities not converted prior to such change been made upon the basis of such change; and

                                  (D) on the expiration of any such options,
                         warrants or rights, the termination of any such rights to convert or exchange or the expiration of any options, warrants or rights related to such convertible or exchangeable securities, the Warrant Price shall forthwith be readjusted to such Warrant Price as would have obtained (but reflecting any other adjustments to the Warrant Price required to have been made pursuant to the provisions of Section 4 after the issuance of such options, warrants or rights) had the adjustment made upon the issuance of such options, warrants, rights, securities or options or rights related to such securities been made upon the basis of the issuance of only the number of shares of Common Stock actually issued upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                  (ii) "Excluded Stock" shall mean shares of
                         Common Stock issued (or deemed to be issued in the case of the options referred to in this clause (ii)) by the Corporation (1) as a stock dividend payable in shares of Common Stock or upon any subdivision or split-up of the outstanding shares of Common Stock, (2) upon the exercise of this Warrant and (3) to employees and directors of the Corporation or any subsidiary, including shares issuable upon exercise of stock options issued or issuable to employees or directors under stock option plans of the Corporation in existence prior to the commencement of the Exercise Period or thereafter adopted, provided that the aggregate number of shares of Common Stock so issued and issuable does not exceed 2,244,000 shares of Common Stock. The number of shares and the price per share set forth in Clauses (1) through (3) hereof shall be subject in all cases to appropriate adjustment in the event of stock dividends, stock splits and similar events.

                                    (iii) If, at any time during the Exercise
                           Period, the number


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
                         of shares of Common Stock outstanding is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then, following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Warrant Price shall be appropriately decreased so that the number of shares of Common Stock issuable upon the exercise hereof shall be increased in proportion to such increase in outstanding shares.

                                  (iv) If, at any time during the Exercise
                         Period, the number of shares of Common Stock outstanding is decreased by a combination of the outstanding shares of Common Stock, then following the record date for such combination, the Warrant Price shall appropriately increase so that the number of shares of Common Stock issuable upon the exercise hereof shall be decreased in proportion to such decrease in outstanding shares.

                                  (v) In case, at any time during the Exercise
                         Period, the Corporation shall declare a cash dividend upon its Common Stock payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidence of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock), then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend of distribution, the Warrant Price in effect thereafter shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and the denominator of which shall be such Current Market Price.

                                  (vi) In the event, at any time during the
                         Exercise Period, of any capital reorganization, of any reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving corporation and which does not result in any change in the Common Stock) or of the sale of all or substantially all the


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
                         properties and assets of the Corporation as an entirety to any other corporation, this Warrant shall, after such reorganization, reclassification, consolidation, merger or sale, be exercisable for the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold to which such holder would have been entitled if he had held the Common Stock issuable upon the exercise hereof immediately prior to such reorganization, reclassification, consolidation, merger or sale. The Corporation shall not effect any such consolidation, merger or sale unless prior to or simultaneously with the consummation thereof the successor corporation or purchaser, as the case may be, shall assume by written instrument the obligation to deliver to the holder hereof such shares of stock, securities or assets as, in accordance with the foregoing provisions, the holder hereof is entitled to receive upon exercise of this Warrant.

                                  (vii) All calculations under this Section 4
                         shall be made to the nearest cent or to the nearest share, as the case may be.

                                  (viii) For the purpose of any computation
                         pursuant to this Section 4, the Current Market Price at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the 30 consecutive business days ending no more than 15 business days before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such 30 business day period).

         The closing price for each day shall be the last reported sales price regular way or, in case no such reported sales took place on such day, the average of the last reported bid and asked prices regular way, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading (or if the Common Stock is not at the time listed or admitted for trading on any such exchange, then such price as shall be equal to the average of the last reported bid and asked prices, as reported by the National Association of Securities Dealers Automated Quotations Systems ("NASDAQ") on such day, or if, on any day in question, the security shall not be quoted on the NASDAQ, then such price shall be equal to the last reported bid and asked prices on such day as reported by The National Quotation Bureau Incorporated or any similar reputable quotation and reporting service if such quotation is not reported by The National Quotation Bureau Incorporated); provided, however, that if the Common Stock is not traded in such manner that the quotations referred to in this clause (viii) are available for the period required hereunder, the Current Market Price shall be determined in good faith by the Board of Directors of the Corporation or, if such good faith determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules).


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
         (ix) Whenever the Warrant Price shall be adjusted as provided in
  Section 4, the Corporation shall prepare a statement showing the facts requiring such adjustment and the Warrant Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by mail, first class postage prepaid, to the holder of this Warrant at the address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of the notice required to be mailed under the provisions of subsection (xi) of this Section 4.

         (x) Adjustments made pursuant to clauses (iii), (iv) and (v) above shall be made on the date such dividend, subdivision, split-up, combination or distribution, as the case may be, is made, and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend, subdivision, split-up, combination or distribution.

         (xi) In the event the Corporation shall propose to take any action of the types described in clauses (iii), (iv), (v) or (vi) of this Section 4, the Corporation shall forward, at the same time and in the same manner, to the holder of this Warrant such notice, if any, which the Corporation shall give to the holders of capital stock of the Corporation. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

         (xii) In any case in which the provisions of this Section 4 shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event issuing to the holder of all or any part of this Warrant which is exercised after such record date and before the occurrence of such event the additional shares of capital stock issuable upon such exercise before giving effect to such adjustment; provided, however, that the Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares upon the occurrence of the event requiring such adjustment.

         (xiii) The sale or other disposition of any Common Stock theretofore held in the treasury of the Corporation shall be deemed to be an issuance thereof.


                                    Section 5

                                   Call Option

         The Corporation or its assignee shall have the right to purchase this Warrant, in whole or in part, in connection with the Corporation's initial public offering of its Common Stock by paying to the holder hereof an amount equal to the greater of (i) twice the Warrant Price per share or (ii) an amount per share equal to the public offering price per share less underwriting discounts or commissions applicable thereto, such amount per share in either case to be reduced by the Warrant Price, to be payable upon the closing of the Corporation's initial public offering.


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
                                    Section 6

                              No Stockholder Rights

         This Warrant shall not entitle the holder hereof to any voting rights or other rights as a stockholder of the Corporation.


                                    Section 7

                               Transfer of Warrant

         Subject to compliance with federal and state securities laws, this Warrant and all rights hereunder are transferable, in whole or in part, at the agency or office of the Corporation referred to in Section 1, by the holder hereof in person or by duly authorized attorney, upon surrender of this Warrant properly endorsed. This Warrant, when endorsed in blank, shall be deemed negotiable, and, when so endorsed the holder hereof may be treated by the Corporation and all other persons dealing with this Warrant as the absolute owner hereof for any purposes and as the person entitled to exercise the rights represented by this Warrant, or to the transfer hereof on the books of the Corporation, any notice to the contrary notwithstanding; but until each transfer on such books, the Corporation may treat the registered holder hereof as the owner hereof for all purposes.


                                    Section 8

                               Exchange of Warrant

         This Warrant is exchangeable, upon the surrender hereof by the holder hereof at the office or agency of the Corporation designated in Section 1 hereof, for new Warrants of like tenor representing in the aggregate the rights to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder hereof at the time of such surrender.

                                    Section 9

                  Lost, Stolen, Mutilated or Destroyed Warrant

         If this Warrant is lost, stolen, mutilated or destroyed, the Corporation shall, on such terms as to security or indemnity as it may in its discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof and, in the case of a destroyed, lost or stolen Warrant, include evidence satisfactory to the Corporation of the destruction, loss or theft of such Warrant and


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
  the ownership thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.


                                   Section 10

                          Covenants of the Corporation

                  (i) Taxes. The Corporation covenants and agrees that it will pay when due and payable any and all federal, state and local taxes which may be payable in respect of the issue of this Warrant, or any Common Stock or certificates therefor issuable upon the exercise of this Warrant.

                  (ii) No Impairment. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant, and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the holder of this Warrant against impairment, including, without limitation, taking such action as may be necessary or appropriate so that upon the exercise of this Warrant in whole or in part and the payment of the Warrant Price of the shares as to which this Warrant is then being exercised, the shares then being issued will be fully paid and nonassessable shares of Common Stock.

                                   Section 11

                                  Miscellaneous

         This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party (or any predecessor in interest thereof) against


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
  which enforcement of the same is sought. The headings in this Warrant are for purposes of reference only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, PAXAR CORPORATION has caused this Warrant to be executed by its duly authorized officer under its corporate seal and this Warrant to be dated as of February 25, 1998.

                                                 PAXAR CORPORATION


  [SEAL]                                         By: /s/ Arthur Hershaft
                                                     -------------------------
                                                     Arthur Hershaft, Chairman
  ATTEST:


  /s/ Daniel S. Bishop
  --------------------------------
  Daniel S. Bishop, Vice President
  and General Counsel


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
                           FORM OF NOTICE OF EXERCISE

                  [To be signed only upon exercise of Warrant]



TO PAXAR CORPORATION

         The undersigned, the holder of the within Warrant, hereby irrevocably elects to exercise the purchase rights represented by such Warrant for, and to purchase thereunder, ___________________shares of Common Stock, $0.10 par value, of PAXAR CORPORATION, and herewith makes payment of $_________________ therefor, and requests that the certificates for such shares be issued in the name of, and delivered to,____________ whose address is_____________________________________________________________________.



Dated:



                                          ____________________________________
                                          (Signature)



                                          ____________________________________
                                          (Address)


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
                               FORM OF ASSIGNMENT

                  [To be signed only upon transfer of Warrant)


         For value received, the undersigned hereby sells, assigns and transfers unto _____________ the rights represented by the Warrant attached hereto to purchase shares of Common Stock of PAXAR CORPORATION to which the within Warrant relates, and appoints ______________________________________attorney-in-fact to transfer such rights on the books of PAXAR CORPORATION with full power of substitution in the premises.


Dated:



                                     __________________________________________
                                     (Signature)



                                     __________________________________________
                                     (Address)


Signed in the presence of:




____________________________________


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